UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : August 13, 2014

ULTRA PETROLEUM CORP.

(Exact name of registrant as specified in its charter)

Yukon, Canada	001-33614	N/A
(State or other jurisdiction	(Commission File Number 001-33614)	(I.R.S. Employer
of incorporation)		Identification No.)

400 N. Sam Houston Parkway East

Suite 1200

Houston, Texas 77060

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (281) 876-0120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 13, 2014, Ultra Petroleum Corp. (the “Company”) entered into a purchase and sale agreement (the “PSA”) with SWEPI LP, an affiliate of Royal Dutch Shell, plc (“Shell”). Under the PSA, the Company will acquire all of Shell’s Pinedale field properties in exchange for a portion of the Company’s Marcellus Shale properties and cash consideration of $925.0 million. The Company paid $25.0 million to Shell as a performance deposit in connection with the transaction. The PSA contains representations and warranties, covenants, indemnification provisions, and closing adjustments that are typical for this type of transaction. The transaction has an effective date of April 1, 2014, and the Company expects it to close during the third quarter of 2014. This summary of the PSA does not purport to be complete and is qualified in its entirety by reference to the PSA, a copy of which is attached as Exhibit 1.1 and is incorporated into this Item 1.01 by reference.

Item 7.01 Regulation FD Disclosure

On August 14, 2014, the Company issued a news release announcing that the Company had entered into the PSA. A copy of the news release is attached as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information presented in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act or 1933, as amended, except as expressly set forth in such filing.

Item 9.01 Regulation FD Disclosure

A.	Exhibits

Exhibit No.	Description
1.1	Purchase and Sale Agreement dated August 13, 2014
99.1	News Release dated August 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA PETROLEUM CORP.

August 19, 2014	By: /s/ Garrett B. Smith
Name: Garrett B. Smith
Title: Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Purchase and Sale Agreement dated August 13, 2014
99.1	News Release dated August 14, 2014